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                                                                EXHIBIT 10JJJ(1)

                       FIRST AMENDMENT TO CREDIT AGREEMENT

     This First Amendment to Credit Agreement ("First Amendment") is effective as of September 1, 1998 between MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation ("Borrower"), as the Borrower, and Huls Corporation, a company formed under the laws of the State of Delaware, U.S.A. ("Huls"), as the sole Lender and as Agent.

                                    Recitals

     WHEREAS, Borrower and Huls entered into a Credit Agreement dated as of June 26, 1997 (the "Credit Agreement") pursuant to which Huls agreed to extend up to US$25,000,000 of credit to Borrower on a term basis;

     WHEREAS, Borrower, Huls and certain affiliates of Huls have agreed to extend additional credit to Borrower and to restructure the existing financing provided by Huls and its affiliates to Borrower, and

     WHEREAS, as part of such restructuring, Borrower and Huls desire to change the interest rate payable by Borrower to Huls under the Credit Agreement.

     NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions hereinafter set forth, the parties agree as follows:

     1. The definitions of "Applicable Margin", "Base Rate", "Performance Level", "Performance Level I", "Performance Level II", "Performance Level III" and "Performance Level IV" in Section 1.01 of the Credit Agreement are hereby deleted in their entirety.

     2. The following definitions are hereby inserted in proper alphabetical order into Section 1.01 of the Credit Agreement:

          "Applicable Spread" means a percentage per annum equal to the excess of (a) the Bloomberg fair market sector curves (adjusted for the chosen interest rate method) applicable two business days prior to the Initial Maturity Date to a B3 rated industrial borrower for the period from the Initial Maturity Date through the latest possible Final Maturity Date (taking into account, if applicable, the latest Extension Maturity Date) over (b) the corresponding Swap Rate for such period.

          "Extension Certificate" has the meaning specified in Section 2.15.

          "Extension Period Interest Rate" means two business days prior to the Initial Maturity Date, (a) either the British Bankers' Association (BBA) LIBOR rate (as shown on the Reuters page FRBD or comparable pages) for the 12-month period or the Swap Rate for the 24-month period or the 36-month period commencing from the Initial Maturity Date as follows: (i) the 36-month period for Advances subject to an Initial Maturity Date on or prior to December 31, 1998, (ii) the 24-month period for Advances subject to an Initial Maturity Date on or prior to December 31, 1999, or (iii) the 12-month period for all other Advances, plus (b) the Applicable Spread.

          "Extension Request Notice" has the meaning set forth in Section 2.15.

          "Extension Maturity Date", if any, means the earlier of (a) either (i) the first anniversary of the Initial Maturity Date, or (ii) if there has been an earlier applicable Extension Maturity Date on or prior to December 31, 1999, the first anniversary of such prior Extension Maturity Date, or
     (iii) if there has been an earlier applicable Extension Maturity Date after December 31, 1999 and on or before December 31, 2000, the first anniversary of such prior Extension Maturity Date and (b) the termination in whole of the Commitments pursuant to Section 2.04 or Section 6.01; provided, that in no event shall an Extension Maturity Date be after December 31, 2001.

          "Initial Maturity Date" for any Advance means June 25, 2002.

          "Replacement Financing Arrangement" means a financing arrangement with any Person who is not an Affiliate of the Borrower or the Agent or any Lender on substantially the terms which would apply hereunder during the period from the then applicable Final Maturity Date to the latest possible Extension Maturity Date, provided that the interest rate of such Replacement Financing Arrangement shall be no higher than the Extension Period Interest Rate and, if no lesser interest rate is available, shall be the Extension Period Interest Rate.

          "Swap Rate" means the US-Dollar denominated interbank interest rate swap rates/LIBOR offered rates as shown on Reuters page ICAP and other comparable brokerage pages, adjusted for the chosen interest rate method (annual/semi-annual compounding, etc.).

     3. The definition of "Change of Control Date" in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "Change of Control Date" means the date of occurrence of a Change of Control; provided, that if such occurrence is on or prior to January 1, 2001, the occurrence shall be deemed to have occurred on January 1, 2001.

     4. The  definition  of  "Eligible  Assignee"  in Section 1.01 of the Credit
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Agreement is hereby  deleted in its entirety and the following is substituted in lieu thereof:

          "Eligible Assignee" means any Person approved by all of the Lenders; provided, however, that neither the Borrower nor any Subsidiary of the Borrower shall qualify as an Eligible Assignee.

     5. The definition of "Final Maturity Date" set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "Final Maturity Date" means the earlier of (a) either the Initial Maturity Date or, if applicable, the Extension Maturity Date and (b) the termination in whole of the Commitments pursuant to Section 2.04 or Section 6.01.

     6. Section 2.03 of the Credit Agreement shall be amended as follows: in the fifth line, "1/8 of 1%" is hereby deleted and "1/4 of 1%" is substituted in lieu thereof.

     7. Section 2.06(a) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "(a) Interest on the Advances. From September 1, 1998, until such principal amount shall be paid in full, the Borrower shall pay interest on the unpaid principal amount of the Advances, if any, which interest shall be payable semiannually on each June 15th and December 15th, at an interest rate per annum equal to 8.467%; provided, however, that, if the Initial Maturity Date is on or after January 1, 2001, as of the date occurring 45 Business Days after the Change of Control Date, the interest rate per annum shall be the higher of (x) 8.467% and (y) the rate determined under clause
     (a) of the definition of Extension Period Interest Rate, determined as of the Change of Control Date (rather than the Initial Maturity Date), plus the Applicable Spread; provided, that in the event of an extension of the then applicable Final Maturity Date to the Extension Maturity Date pursuant to Section 2.15 hereto, from the then applicable Final Maturity Date to the Extension Maturity Date, the interest rate per annum shall be equal to the Extension Period Interest Rate."

     8. Section 2.07 (Interest Rate Determination Upon Change of Control) is hereby deleted in its entirety and the following is substituted in lieu thereof:
"SECTION 2.07. RESERVED."

     9. The following Section 2.15 is hereby added at the end of Article II of the Credit Agreement:

          "SECTION 2.15. Extension. If the then applicable Final Maturity Date is a date on or before December 31, 2000 and the Borrower may desire that the Lenders extend the then applicable Final Maturity Date to the Extension Maturity Date, then (a) the Borrower shall give written notice of said fact (the "Extension Request Notice") to the Agent and the Lenders no later than four (4) months before the Final Maturity Date, (b) the Borrower shall use its best efforts to obtain and enter into on or before the date which is two months prior to the Final Maturity Date a Replacement Financing Arrangement and (c) if the Borrower shall not have entered into a Replacement Financing Arrangement on or before the date which is two months prior to the Final Maturity Date, the Borrower shall deliver to the Agent and the Lenders a certificate of the Borrower (the "Extension Certificate")
     (x) certifying that the Borrower has not entered into a Replacement Financing Arrangement, but the Borrower used its best efforts to do so as required by clause (b) and setting forth such evidence and back-up detail as necessary to demonstrate the efforts made, including a written letter from each bank from which a Replacement Financing Arrangement as required by clause (b) was requested, indicating that Borrower made such a request and that the request was denied, and (y) requesting that the Final Maturity Date be extended to the Extension Maturity Date. For purposes of this Section, the Borrower shall be deemed to have complied with the requirement to use its "best efforts" by requesting from and, if applicable, diligently negotiating a Replacement Financing Arrangement as required by clause (b) with each of three (3) commercial banks that are nationally recognized in the United States and each have total assets in excess of $20,000,000,000. The Agent shall have the right to designate, within ten (10) Business Days after receipt of an Extension Request Notice, one of the three banks referred to in the preceding sentence. For purposes of this Section, diligent negotiation shall mean negotiation in good faith and without denial or unreasonable delay of any reasonable request by any such bank for information in connection with its consideration of providing a Replacement Financing Arrangement to Borrower. For the avoidance of doubt, nothing herein is intended to prevent Borrower from obtaining a Replacement
     Financing Arrangement on terms equal to or better than those provided hereunder.

          Following receipt of the Extension Certificate, the Agent and/or the Lenders shall have the right (without any obligation to do so) to obtain for the Borrower a Replacement Financing Arrangement on terms equal to or better than those provided hereunder.

          If the Borrower has (a) delivered the Extension Request Notice within the time period specified above, (b) used its best efforts to obtain and
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     enter into a Replacement  Financing Arrangement and delivered the Extension
     Certificate within the time period specified above and (c) not unreasonably or in bad faith refused to enter into a Replacement Financing Arrangement (with terms equal to or better than those provided hereunder) obtained for the Borrower by the Agent or any of the Lenders pursuant to the preceding paragraph, the Final Maturity Date shall be extended to the Extension Maturity Date and the interest rate shall be the Extension Period Interest Rate. The Agent shall provide the Borrower with a written notice setting forth the Extension Period Interest Rate.

          The Borrower shall be responsible for the payment of any customary commitment fee and other fees in connection with obtaining a Replacement Financing Arrangement.

          For the avoidance of doubt, in no event shall an Extension Maturity Date be requested by the Borrower after December 31, 2000 or be on a date after December 31, 2001."

     10. Section 5.02 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

          "SECTION 5.02. Negative Covenants. On and after September 1, 1998 and so long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, unless the Lenders shall otherwise consent in writing:

               (a) Liens, etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure any Debt of any Person, other than:

                    (i) purchase money liens or purchase money security interests upon or in any property acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property;

                    (ii) liens or security  interests  existing on such property at the time of its acquisition (other than any such lien or security interest created in contemplation of such acquisition);

                    (iii) liens for taxes, assessments and government charges or levies to the extent not required to be paid under Section 5.01(b) hereof;

                    (iv) liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days;

                    (v) pledges or deposits to secure obligations under workers'
               compensation laws or similar legislation or to secure public or statutory obligations;

                    (vi) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; and

                    (vii) liens incurred or deposits made in the ordinary course of business to secure the performance of letters of credit, bids, tenders, sales contracts, leases, surety, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money;

          provided, that the aggregate principal amount of the Debt, other indebtedness, taxes, assessments, governmental charges or levies or other obligations secured by the liens or security interests referred to in clauses (i) through (vii) of this Section 5.02(a) shall not exceed $45,000,000 in the aggregate at any time outstanding.

               (b) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as allowed by generally accepted accounting principles."

     11. Unless otherwise provided herein, any term in initial capital letters or all capital letters used as a defined term but not defined in this First Amendment shall have the meaning set forth in the Credit Agreement.

     12. Except as modified herein, all terms and conditions of the Credit Agreement shall remain in full force and effect.

     13. This First  Amendment shall be governed by, and construed in accordance
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with, the laws of the State of New York.

     14. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement. Delivery of any executed counterpart of a signature page to this First Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this First Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized representatives effective as of the day and year first above written.


MEMC ELECTRONIC MATERIALS, INC., as Borrower


By: /s/ Kenneth L. Young
    ---------------------------------
      Name:  Kenneth L. Young
      Title: Treasurer


HULS CORPORATION, as Agent


By: /s/ H. J. Biangardi
    ---------------------------------
      Name:  H. J. Biangardi
      Title: President and CEO


By: /s/ John Schaffner
    ---------------------------------
      Name:  John Schaffner for Mitchell Solomowitz
      Title: Treasurer


HULS CORPORATION, as the sole Lender


By: /s/ H. J. Biangardi
    ---------------------------------
      Name:  H. J. Biangardi
      Title: President and CEO


By: /s/ John Schaffner
    ---------------------------------
      Name:  John Schaffner for Mitchell Solomowitz
      Title: Treasurer